UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA		99201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2012, Robert P. DeVleming, Senior Vice President, President Consumer Products Division, announced his decision to retire from that position effective January 1, 2013, after nearly 32 years of service to the Company and its predecessor, Potlatch Corporation.

Thomas A. Colgrove, who currently serves as Senior Vice President, President Pulp and Paperboard Division, for the Company will become the Senior Vice President, President Consumer Products Division, and Danny G. Johansen will become the Senior Vice President, President Pulp and Paperboard Division, effective January 1, 2013.

A copy of the press release announcing the appointment of Messrs. Colgrove and Johansen, which contains additional information, is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

Clearwater Paper Corporation announced the completion of its through-air-dried, or TAD, paper machine at its Shelby, NC facility.

A copy of the press release announcing the completion of the TAD paper machine, which contains additional information, is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release issued by Clearwater Paper Corporation, dated December 20, 2012.

99.2	Press release issued by Clearwater Paper Corporation, dated December 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2012

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

Exhibit No.	Description

99.1	Press release of Clearwater Paper Corporation dated December 20, 2012.

99.2	Press release of Clearwater Paper Corporation dated December 18, 2012.